EXHIBIT 10.97

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is made and entered into effective as of the 28 day of February, 2025 by and between GUIDED THERAPEUTICS, INC., a Delaware corporation (the “Company”) and the undersigned creditor of the Company (the “Creditor”).

W I T N E S S E T H :

WHEREAS, the Creditor is an director of the Company and the payee of certain obligations owed to the Creditor by the Company as set forth on Exhibit A hereto (the “Obligations”);

WHEREAS, the Company and the Creditor desire to enter into this Agreement to evidence and set forth the terms of the exchange in satisfaction of the Obligations;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto, being duly sworn, do covenant, agree and certify as follows:

1. Recitals. The parties hereto acknowledge and agree that the foregoing recitals are true and accurate and constitute part of this Agreement to the same extent as if contained in the body hereof.

2. Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Obligations (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person. “Board of Directors” means the board of directors of the Company.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

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3. Exchange and Satisfaction. The Obligations are hereby surrendered by the Creditor and exchanged for the Securities according to the following terms and conditions.

a.

The Creditor, as a Director of the Company, is agreeing to exchange his short term note payable, dated July 31, 2024, currently owed by the Company to the Creditor into the 2025 March Private Financing (“private financing”).

b.

As of February 28, 2025, the balance due on the note is $26,306.85, including principal balance of $25,000 and accrued interest of $1,306.85. In lieu of agreeing to exchange $26,306.85 worth of short term debt currently owed by the Company to Creditor into the private financing, the Creditor agrees to receive:

(1) 263,069 shares of common stock, at $0.10 purchase price, as stated in the Security Purchase Agreement, dated March 18, 2025 (Exhibit B).

(2) 263,069 four-year warrants to purchase shares of common stock, at an exercise price of $0.13 (Exhibit B).

c.	The terms of the Common Stock Purchase Warrant Agreement, issued in conjunction with the aforementioned Promissory Note, are to remain in effect.

4. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Creditor:

(a)

Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith. This Agreement have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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5. Release. The Creditor acknowledges and agrees that it shall have no further rights or interest in, and shall not receive any further consideration, payment or distribution of any kind with respect to, the Obligations. In such regard, the Creditor hereby waives, relinquishes, remises and releases all rights, claims, interests or liabilities, known and unknown, of any nature whatsoever in law or equity which the Creditor may previously have had or may now or hereafter have as against or to receive from the Company arising out of, resulting from or relating to the Obligations or any rights or interest of the Creditor with respect thereto.

6. Further Assurances. The Creditor shall hereafter, without further consideration, execute and deliver promptly to the Company such further consents, waivers, assignments, endorsements and other documents and instruments, and to take all such further actions, as the Company may from time to time reasonably request with respect to the exchange and satisfaction of the Obligations Interest and the consummation in full thereof.

7. Successors and Assigns. This Agreement is binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

8. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have affixed their hands and seals by signing this Agreement as of the day and year first above written.

[Signatures on Following Page]

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Company:

GUIDED THERAPEUTICS, INC.

By:
Name: Mark Faupel
Title: CEO & President

Creditor:

John E. Imhoff

Name:

Address:

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